EXHIBIT 10.1

FULTON FINANCIAL CORPORATION
AMENDED AND RESTATED
DIRECTORS’ EQUITY PARTICIPATION PLAN

TABLE OF CONTENTS

ARTICLE I. GENERAL PROVISIONS	1
1.1 - PURPOSES	1
1.2 - DEFINITIONS	1
1.3 - ADMINISTRATION	4
1.4 - TYPES OF GRANTS UNDER THE PLAN	4
1.5 - SHARES SUBJECT TO THE PLAN AND INDIVIDUAL AWARD LIMITATION	4
1.6 - ELIGIBILITY AND PARTICIPATION	4

ARTICLE II. STOCK AWARDS	5
2.1 - AWARD OF STOCK AWARDS	5
2.2 - STOCK AWARD AGREEMENTS	5
2.3 - AWARDS AND CERTIFICATES	5
2.4 - DIRECTORS FEES PAID IN THE FORM OF STOCK AWARDS	5

ARTICLE III. STOCK OPTIONS	5
3.1 - GRANT OF STOCK OPTIONS	5
3.2 - OPTION DOCUMENTATION	5
3.3 - EXERCISE PRICE; OPTION REPRICING PROHIBITIONS	5
3.4 - EXERCISE OF STOCK OPTIONS	6
3.5 - METHOD OF EXERCISE	7

ARTICLE IV. RESTRICTED STOCK AND RSU AWARDS	7
4.1 - RESTRICTED STOCK AND RSU AWARDS	7
4.2 - RESTRICTED STOCK AND RSU AWARD AGREEMENTS	7
4.3 - AWARDS AND CERTIFICATES	7
4.4 - RESTRICTION PERIOD	7
4.5 - OTHER TERMS AND CONDITIONS OF RESTRICTED STOCK OR RSU AWARDS	8
4.6 - TERMINATION OF BOARD SERVICE	8
4.7 - CHANGE IN CONTROL PROVISIONS	8

ARTICLE V. TAX WITHHOLDING	8
5.1 - TAX WITHHOLDING	8
5.2 - ELECTIVE DEFERRAL OF PAYMENT	8

ARTICLE VI. OTHER PROVISIONS	9
6.1 - ADJUSTMENT IN NUMBER OF SHARES AND OPTION PRICES	9
6.2 - NO RIGHT TO CONTINUED BOARD SERVICE	9
6.3 - NONTRANSFERABILITY	9
6.4 - COMPLIANCE WITH GOVERNMENT REGULATIONS	9
6.5 - RIGHTS AS A SHAREHOLDER	10
6.6 - UNFUNDED PLAN	10
6.7 - FOREIGN JURISDICTION	10
6.8 - OTHER COMPENSATION PLANS	10
6.9 - TERMINATION OF BOARD SERVICE--CERTAIN FORFEITURES; CLAW-BACK	10

ARTICLE VII. AMENDMENT AND TERMINATION	11
7.1 - AMENDMENT AND TERMINATION	11

ARTICLE VIII. EFFECTIVE DATE AND DURATION OF PLAN	11
8.1 - EFFECTIVE DATE AND DURATION OF PLAN	11

FULTON FINANCIAL CORPORATION
AMENDED AND RESTATED
DIRECTORS’ EQUITY PARTICIPATION PLAN

ARTICLE I.

GENERAL PROVISIONS

1.1 - PURPOSES

The purposes of the Amended and Restated Directors’ Equity Participation Plan (the “Plan”) are to advance the long term-success of Fulton Financial Corporation (the “Company” or “Fulton”) and its subsidiaries and to increase shareholder value by providing long-term stock-based compensation to non-employee members of the Board of Directors of the Company, of the boards of directors of the Company’s subsidiaries and of any advisory boards established by the Company or any of its subsidiaries.

The Plan amends and restates the Company’s 2011 Directors’ Equity Participation Plan that was previously approved by Fulton’s shareholders at the 2011 Annual Meeting. All outstanding awards granted under the Plan prior to its amendment and restatement shall remain subject to the terms of the Plan; provided, that no Awards granted or awarded prior to the effectiveness of this Amended and Restated Plan that are materially adversely affected by any provision of this amended and restated Plan shall be subject to such provision without the prior consent of the applicable Participant.

The Plan is designed to: (1) encourage Company stock ownership by Participants (defined below) to further align their interests with the interests of shareholders of the Company; (2) ensure that the Company’s Non-Employee Director (defined below) compensation practices are competitive in the banking and financial services industry; and (3) assist in the attraction and retention of Non-Employee Directors including Non-Employee Directors who contribute to further the Company’s goal of achieving diversity on the Company’s Board through differences of viewpoints, professional background, business experience, community service, education and skills, as well as race, gender and national origin.

As stated in the Company’s Corporate Governance Guidelines (as amended from time to time, the “Governance Guidelines”), the Board of Directors of the Company believes that directors of the Company should be shareholders and have a financial interest in the Company to more closely align the interests of directors with those of shareholders. Thus, in the Governance Guidelines, the Board has adopted stock ownership guidelines (as amended from time to time, the “Ownership Guidelines”) that require the directors to acquire and continue to own a minimum amount of the Company’s Common Stock.

In addition to open market purchases, the Company recognizes that, in some cases, the attraction and retention of Non-Employee Directors may require additional methods under which Non-Employee Directors may achieve compliance with the Ownership Guidelines. Thus, for example, the Company may elect to require Non-Employee Directors who have yet to achieve compliance with the Ownership Guidelines to accept a portion of their directors’ fees in the form of Stock Awards granted under the Plan.

1.2 - DEFINITIONS

For the purpose of the Plan, the following terms shall have the meanings indicated:

(a)	“Affiliate” shall mean a parent or subsidiary corporation as defined in Section 424 of the Code (substituting “Company” for “employer corporation”), including a parent or subsidiary which becomes such after the adoption of the Plan.

(b)	“Award” means any compensatory grant made under the terms of the Plan of a type listed under Section 1.4.

(c)	“Board” means the Board of Directors of the Company.

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(d)	“Change in Control” of the Company shall be deemed to have occurred when:

	(i)	during any period of not more than thirty-six (36) months, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that (1) any person becoming a director subsequent to the beginning of the period, whose nomination for election or appointment was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the Company’s proxy statement in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; and (2) no individual initially nominated or appointed as a result of an actual or publicly threatened election contest or pursuant to a negotiated agreement with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

	(ii)	the acquisition by any person (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) of beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), of the Company’s capital stock entitled to thirty percent (30%) or more of the outstanding voting power of all capital stock of the Company eligible to vote for the election of the Board (“Voting Securities”); provided, however, that the event described in this paragraph (b) will not be deemed to be a Change in Control by virtue of the ownership, or acquisition, of Voting Securities: (1) by the Company or an Affiliate, including purchases pursuant to a stock repurchase plan, (2) by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (3) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (4) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii) of this definition);

	(iii)	the consummation of a merger, consolidation, division, statutory share exchange, or any other transaction or a series of transactions outside the ordinary course of business involving the Company (a “Business Combination”), unless immediately following such Business Combination: (1) more than fifty percent (50%) of the total voting power of (x) the entity resulting from such Business Combination, or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least ninety-five percent (95%) of the voting power of such resulting entity (either, as applicable, the “Surviving Entity”), is represented by Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Voting Securities among the holders thereof immediately prior to the Business Combination, (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity), is or becomes the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity and (3) at least a majority of the members of the board of directors of the Surviving Entity following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (1), (2) and (3) of this paragraph (iii) will be deemed to be a “Non-Qualifying Transaction”);

	(iv)	the consummation of a sale of all or substantially all of the assets of the Company (other than to a wholly owned subsidiary of the Company); or

	(v)	the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company.

Actions taken by the Company to merge, consolidate, liquidate or otherwise reorganize one or more of its subsidiaries or affiliates shall not constitute a Change in Control for purposes of this Agreement.

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(e)	“Code” means the Internal Revenue Code of 1986, as amended, including any successor law thereto.

(f)	“Committee” means the Human Resources Committee of the Board (or any successor committee thereof) or the full Board, as the case may be.

(g)	“Common Stock” means the Common Stock of the Company, par value $2.50 per share.

(h)	“Company,” means Fulton Financial Corporation. For purposes of this Plan, the terms “Company” and “Fulton” shall include any successor to Fulton Financial Corporation.

(i)	“Disability” means total and permanent disability within the meaning of Section 22(e)(3) of the Code.

(j)	“Dividend Equivalent” means, with respect to a share of a Restricted Stock Award or shares of Common Stock underlying RSUs, an amount equal to the cash dividend paid on one share of Common Stock during the Restriction Period applicable to the Restricted Stock or RSU Award. All Dividend Equivalents shall be reinvested in the Restricted Stock or RSU Award, as applicable, at a purchase price equal to the Fair Market Value on the dividend date.

(k)	“Fair Market Value” means as of any date the last reported sales price of the Common Stock on such date as reported by the principal national securities exchange on which such stock is listed and traded or, if there is no trading on such date, on the first previous date on which there is such trading.

(l)	“Governance Guidelines” shall have the meaning given to that term in Section 1.1.

(m)	“Non-Employee Director” means a member of the Board, a member of the board of directors of a Company subsidiary or a member of any advisory board established by the Company or any Company subsidiary, who, in any such case, is not a common-law employee of the Company or a Company subsidiary.

(n)	“Ownership Guidelines” shall have the meaning given to that term in Section 1.1.

(o)	“Participant” means an individual who has met the eligibility requirements set forth in Section 1.6 hereof and to whom a grant of an Award has been made and is outstanding under the Plan.

(p)	“Plan” means this Amended and Restated 2011 Directors’ Equity Participation Plan.

(q)	“Repricing” shall have the meaning given to that term in Section 3.3(b).

(r)	“Restricted Stock Award” means an Award of Common Stock granted to a Participant pursuant to Article IV that is subject to a Restriction Period.

(s)	“Restricted Stock Units” or “RSU” means an Award of units to acquire one share of Common Stock per unit, granted to a Participant pursuant to Article IV that is subject to a Restriction Period.

(t)	“Restriction Period” means, (i) in relation to Stock Options, the period of time (if any) prior to which such Stock Options may not be exercised and (ii) in relation to Restricted Stock or RSU Awards, the period of time (if any) during which (1) such shares are subject to forfeiture pursuant to the Plan and (2) such shares may not be sold, assigned, transferred, pledged or otherwise disposed of by the Participant.

(u)	“Retirement” means termination from service as a Non-Employee Director with the Company, a Company subsidiary or as a member of any advisory board established by the Company or any Company subsidiary, as applicable (i) after the Participant has completed a minimum number of years of service (as established by the Committee from time to time) on the Board, a Company subsidiary board of directors or a Company or Company subsidiary advisory board, or (ii) because the Participant has reached a mandatory board retirement age (if any) implemented for the Company, a Company subsidiary board or a Company or Company subsidiary advisory board. Notwithstanding anything in the Plan to the contrary, if the Committee has not established a minimum number of years for service, then the minimum Non-Employee Director service requirement shall be one year of service measured from when the Participant first joined the Board.

(v)	“Stock Award” means an award of Common Stock granted to a Participant pursuant to Article II that is not subject to a Restriction Period.

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(w)	“Stock Option” means a right granted to a Participant pursuant to Article III to purchase, before a specified date and at a specified price, a specified number of shares of Common Stock.

(x)	“Vest” or “Vesting” means, (i) in relation to Stock Options, that the Restriction Period relating to such Stock Options has expired and that such Stock Options may be exercised (subject to any other applicable terms and conditions) and (ii) in relation to Restricted Stock or RSU Award, that the Restriction Period relating to such Restricted Stock or RSU Award has expired and that such Restricted Stock Award or shares of Common Stock underlying a Restricted Stock Units Award is earned and eligible to be paid to the Participant (subject to any other applicable terms and conditions).

1.3 - ADMINISTRATION

The Plan shall be administered by the Committee; provided, however, that the full Board shall administer the Plan as it relates to the terms, conditions and grant of Awards to Non-Employee Directors who serve on the Committee. Accordingly, for purposes of the Plan, the term Committee shall refer to the full Board for purposes of Awards granted to specific Committee members, and otherwise shall refer to the Human Resources Committee of the Board. Subject to the provisions of the Plan and to directions by the Board, the Committee is authorized to interpret the Plan, to adopt administrative rules, regulations, and guidelines for the Plan, and to impose such terms, conditions, and restrictions on Awards as it deems appropriate.

1.4 - TYPES OF GRANTS UNDER THE PLAN

Awards under the Plan may be in the form of any one or more of the following:

(a)	Stock Awards;

(b)	Stock Options;

(c)	Restricted Stock Awards; and

(d)	Restricted Stock Unit Awards

1.5 - SHARES SUBJECT TO THE PLAN AND INDIVIDUAL AWARD LIMITATION

(a)	A maximum of 500,000 shares of Common Stock may be issued under the Plan. All such shares may be granted in the form of any Awards authorized for issuance under Section 1.4. As of March 1, 2019, Awards for 188,331 Shares have been issued under the Plan and the number of Shares available for future Awards under this Plan is 311,669 Shares. During the term of each Award, the Company shall keep reserved at all times the number of shares of Common Stock required to satisfy all such Awards. The total number of shares authorized is subject to adjustment as provided in Section 6.1 hereof. Shares of Common Stock issued under the Plan may be treasury shares or authorized but unissued shares. In the discretion of the Committee, fractional shares may be issued under the Plan or Awards may be rounded up to next whole share of Common Stock.

(b)	If any Award granted under the Plan expires, terminates, is forfeited, is not exercised, or for any other reason is not payable under the Plan, shares of Common Stock subject to the Award may again be made available for the purposes of the Plan.

(c)	The maximum number of shares of Common Stock, in the aggregate, under all types of Awards granted to any one Participant in any one calendar year shall not exceed the greater of (i) 20,000 shares or (ii) a number of shares with an aggregate Fair Market Value on the date of the Award(s) of $200,000.

1.6 - ELIGIBILITY AND PARTICIPATION

Participation in the Plan shall be limited to Non-Employee Directors.

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ARTICLE II.
STOCK AWARDS

2.1 - AWARD OF STOCK AWARDS

The Committee may grant unrestricted Stock Awards to Participants subject to such terms and conditions as the Committee shall determine.

2.2 - STOCK AWARD AGREEMENTS

Stock Awards subject to any terms and conditions shall be evidenced by a written agreement between the Company and the Participant to whom such Award is granted. The agreement shall specify the number of shares awarded and the terms and conditions of the Award.

2.3 - AWARDS AND CERTIFICATES

Shares of Common Stock awarded pursuant to a Stock Award shall be registered in the name of the Participant, and evidenced either by the issuance of certificates or by book entry on the stock transfer records of the Company showing the applicable restrictions, if any.

2.4 - DIRECTORS FEES PAID IN THE FORM OF STOCK AWARDS

A Participant may elect to receive all or a portion of fees payable to such Participant for service as a Non-Employee Director in the form of a Stock Award grant pursuant to a process approved by the Board or the Committee; provided, however, that the annual limitation set forth in Section 1.5(c) shall apply. The number of shares to be issued will be determined using the Fair Market Value of the date of issuance of the Stock Award.

ARTICLE III.
STOCK OPTIONS

3.1 - GRANT OF STOCK OPTIONS

The Committee may from time to time, subject to the provisions of the Plan, grant Stock Options to Participants. The Committee shall determine the number of shares of Common Stock to be covered by each Stock Option.

3.2 - OPTION DOCUMENTATION

Each Stock Option shall be evidenced by a written Stock Option agreement between the Company and the Participant to whom such option is granted, specifying the number of shares of Common Stock that may be acquired by its exercise and containing such terms, the option period and other conditions consistent with the Plan as the Committee shall determine.

3.3 - EXERCISE PRICE; OPTION REPRICING PROHIBITIONS

(a)	The price at which each share covered by a Stock Option may be acquired shall be determined by the Committee at the time the option is granted and shall not be less than the Fair Market Value of the underlying shares of Common Stock on the day the Stock Option is granted.

(b)	Other than a change in the exercise price made in accordance with the provisions of Section 6.1 of the Plan, notwithstanding anything in the Plan to the contrary, neither the Board nor the Committee shall have the authority, without shareholder approval, (a) to accept the surrender of any outstanding Stock Option when the Fair Market Value of a share of Common Stock is less than the exercise price of such outstanding Stock Option and grant new Stock Options or other Awards in substitution for such surrendered Stock Option or pay cash in connection with such surrender, (b) to reduce the exercise price of any outstanding Stock Option, or (c) to take any other action that would be treated as a repricing of Stock Options under the rules of the primary stock exchange on which the Common Stock is listed.

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3.4 - EXERCISE OF STOCK OPTIONS

(a)	Exercisability. Stock Options shall become exercisable at such times, in such installments, and upon the satisfaction of such conditions as the Committee may provide at the time of grant in the Stock Option agreement referred to in Section 3.2, which may include a Restriction Period prior to Vesting.

(b)	Option Period. For each Stock Option granted, the Committee shall specify in the Stock Option agreement referred to in Section 3.2 the period during which the Stock Option may be exercised, provided that no Stock Option shall be exercisable after the expiration of ten years from the date the Stock Option was granted.

(c)	Exercise in the Event of Termination of Board Service.

	(i)	Death: Unless otherwise provided by the Committee at the time of grant, in the event of the death of the Participant while actively serving on the Board, the Stock Option must be exercised by the Participant’s estate or beneficiaries within one year following the death of the Participant and prior to its expiration. In the event of the death of the Participant, each unexpired Stock Option held by the Participant at the date of death may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

	(ii)	Disability: Unless otherwise provided by the Committee at the time of grant, in the event of the termination of the Participant’s board service due to Disability, the Stock Option must be exercised within one year following the Participant’s termination of board service and prior to its expiration. In the event of the termination of the Participant’s board service due to Disability, each Stock Option then held by the disabled Participant may be exercised as to all or any portion thereof, regardless of whether or not fully exercisable under the terms of the grant.

	(iii)	Retirement: Unless otherwise provided by the Committee at the time of grant, in the event of the Retirement of the Participant, Vested Stock Option must be exercised within one year following the Participant’s Retirement and prior to its expiration. In the event of the Retirement of the Participant, only Vested Stock Option then held by the retired Participant may be exercised as to all or any portion thereof, regardless of whether or not fully exercisable under the terms of the grant.

	(iv)	Other Terminations: Unless otherwise provided by the Committee at the time of grant, in the event a Participant ceases to serve on the Board for any reason other than death, Disability or Retirement, Stock Options which are exercisable on the date of termination must be exercised within six months after termination and prior to the expiration date of any such Stock Option. All Stock Options which are not then exercisable shall be canceled.

	(v)	Extension of Exercise Period: Notwithstanding all other provisions under this Section 2.4(c), in the event a Participant’s Board service terminates, the Committee may, in its sole discretion, extend the post-termination period during which the Stock Option may be exercised, provided however that such period may not extend beyond the original option period.

(d)	Exercise In the Event of Change in Control. In the event of consummation of a Change in Control, all Stock Options shall immediately become exercisable without regard to the exercise period set forth in Section 3.4(a) or in a Stock Option agreement. In the event such Stock Options are not exercised in connection with the Change in Control and are underwater, such Stock Options shall be terminated without payment of consideration.

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3.5 - METHOD OF EXERCISE

The Stock Option may be exercised in whole or in part from time to time by written request delivered to the Corporate Secretary or another designated officer of the Company. The option price of each share acquired pursuant to a Stock Option shall be paid in full at the time of each exercise of the Stock Option through a method outlined in the Stock Option agreement, or one of the following methods: (i) in cash; (ii) by delivering to the Company previously-owned shares of Common Stock with a Fair Market Value as of the date determined by the Committee sufficient to pay the exercise price; (iii) in the discretion of the Committee, by delivering to the Corporate Secretary or another designated officer of the Company a notice of exercise with an irrevocable direction to a broker-dealer registered under the Exchange Act to sell a sufficient portion of the shares acquired upon exercise and deliver the sale proceeds directly to the Company to pay the exercise price; or (iv) in the discretion of the Committee, through any combination of the payment procedures set forth in (i) through (iii) above.

ARTICLE IV.

RESTRICTED STOCK AND RSU AWARDS

4.1 - RESTRICTED STOCK AND RSU AWARDS

The Committee may grant Restricted Stock or RSU Awards to Participants subject to such terms and conditions as the Committee shall determine, as set forth in the Restricted Stock or RSU Award agreement referenced in Section 4.2, provided that each Restricted Stock or RSU Award shall be subject to a Restriction Period prior to Vesting.

4.2 - RESTRICTED STOCK AND RSU AWARD AGREEMENTS

Each Restricted Stock or RSU Award shall be evidenced by a written agreement between the Company and the Participant to whom such Award is granted. The agreement shall specify the number of shares or units awarded, and the terms and conditions of the Award including the Restriction Period.

4.3 - AWARDS AND CERTIFICATES

Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be registered in the name of the Participant, and evidenced either by the issuance of certificates or by book entry on the stock transfer records of the Company showing the applicable restrictions, if any. Certificates evidencing Restricted Stock Awards, bearing appropriate restrictive legends, shall be held in custody by the Company until the restrictions thereon are no longer in effect. After the lapse or waiver of the restrictions imposed upon the Restricted Stock Award, the Company shall deliver in the Participant’s name one or more stock certificates, free of restrictions, evidencing the shares of Common Stock subject to the Restricted Stock Award with respect to which the restrictions have lapsed or been waived, or shall reregister the shares of Common Stock on the stock transfer records of the Company free of the applicable restrictions.

Restricted Stock Units awarded shall be evidenced by the RSU Award agreement until the applicable Restriction Period ends. After the lapse or waiver of the restrictions imposed upon the RSU Award, the Company shall deliver in the Participant’s name one or more stock certificates, free of restrictions, evidencing the shares of Common Stock underlying the RSU Award with respect to which the restrictions have lapsed or been waived, or shall reregister the shares of Common Stock on the stock transfer records of the Company free of the applicable restrictions; provided, however, if the Participant has properly elected to defer receipt of the underlying shares of Common Stock under a Board-approved deferred compensation plan or program, the provisions of such plan or program shall control with respect to payment of the RSU Award,.

4.4 - RESTRICTION PERIOD

At the time a Restricted Stock or RSU Award is made, the Committee shall establish a Restriction Period applicable to such Award and, upon expiration or lapse of a Restriction Period, the Restricted Stock or RSU Award shall Vest and the shares subject to the Restricted Stock Award shall become the unrestricted property of the Participant, or issuable under the RSU Award shall become Vested and eligible to be paid. The Committee may provide for the lapse of such restrictions in installments or all at one time and may accelerate or waive such restrictions, in whole or in part, based on service and such other factors as the Committee may determine.

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4.5 - OTHER TERMS AND CONDITIONS OF RESTRICTED STOCK OR RSU AWARDS

Shares of Common Stock subject to Restricted Stock Awards or underlying RSU Awards shall be subject to the following terms and conditions:

(a)	Except as otherwise provided in the Plan or in the RSU Award agreement, the Participant shall not have all the rights of a shareholder of the Company, including the right to vote the shares;

(b)	Cash dividends paid with respect to Common Stock subject to a Restricted Stock or RSU Award shall entitle a Participant to Dividend Equivalents that are reinvested to purchase additional shares of Common Stock subject to the same terms, conditions, and restrictions that apply to the Restricted Stock or RSU Award with respect to which such Dividend Equivalents were credited;

(c)	Any other terms and conditions as the Committee may elect to include in the Award agreement as described in Section 4.2.

4.6 - TERMINATION OF BOARD SERVICE

(a)	In the event a Participant’s Board service terminates during the Restriction Period by reason of death or Disability, all restrictions shall lapse on the full number of shares or units subject to restriction.

(b)	In the event a Participant’s Board service terminates during the Restriction Period by reason of Retirement, all restrictions shall lapse on a prorated number of shares or units subject to restriction based on the time from date of the Award to the Participant’s Retirement date.

(c)	If a Participant’s Board service is terminated during the Restriction Period for any reason other than one listed in (a) or (b) above, the Participant shall forfeit all shares or units subject to restriction.

4.7 - CHANGE IN CONTROL PROVISIONS

In the event of any Change in Control, all restrictions applicable to any outstanding Restricted Stock or RSU Awards shall lapse, and all outstanding Restricted Stock or RSU Awards shall Vest, as of the date of such Change in Control.

ARTICLE V.

TAX WITHHOLDING

5.1 - TAX WITHHOLDING

As a non-employee Director, each Participants will be providing services to the Company as a self-employed individual and will be individually responsible for his or her own tax payments and deposits relating to income attributable to Awards made hereunder. In addition, any Participant receiving an award under the Plan that qualifies as restricted property taxable under Code Section 83(a) may make an election under Section 83 of the Code if desired. The Company provides no advice with respect to such election.

5.2 - ELECTIVE DEFERRAL OF PAYMENT

The Board has approved a deferred compensation program for Directors. Such program, if properly followed, represents the sole method of deferring payment of Vested Awards granted under this Plan. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

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ARTICLE VI.
OTHER PROVISIONS

6.1 - ADJUSTMENT IN NUMBER OF SHARES AND OPTION PRICES

In the event of any change in the Common Stock through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend or other change in the corporate structure of the Company, the Committee shall appropriately adjust the maximum number of Shares subject to the Plan, all Awards then currently outstanding, the maximum number of Shares with respect to which any one person may be granted Awards during any period as set forth in Section 1.5(c) of the Plan, and the exercise price of Options, so that upon Exercise, the Participant shall receive, in effect, the same number of Shares in exchange for the same aggregate exercise price he or she would have received had he or she been the holder of all Shares subject to his or her outstanding Options immediately before the effective date of such change in the capital structure of the Company, and the benefits, rights and features relating to Shares underlying Restricted Awards shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan. Any such adjustment shall not result in the issuance of fractional shares, and the Committee shall round down the number of shares subject to any outstanding Award unless the transaction that resulted in the capital structure change specifically authorizes a rounding up of the shares. Each such adjustment shall be made in such manner so as not to constitute a “modification” within the meaning of Section 409A of the Code. Further, any adjustments made under this Section 6.1 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act.

6.2 - NO RIGHT TO CONTINUED BOARD SERVICE

Nothing contained in the Plan, nor in any grant of an Award pursuant to the Plan, shall confer upon any Participant any right with respect to continuance of board service with the Company or its subsidiaries, nor interfere in any way with the rights of the Company, its subsidiaries or its shareholders, pursuant to applicable articles, by-laws, state law or otherwise, to terminate the Participant’s Board service or change the Non-Employee Director compensation of any Participant at any time.

6.3 - NONTRANSFERABILITY

A Participant’s rights under the Plan, including the right to any shares or amounts payable may not be assigned, pledged, or otherwise transferred except, in the event of a Participant’s death, to the Participant’s designated beneficiary or, in the absence of such a designation, by will or by the laws of descent and distribution; provided, however, that the Committee may, in its discretion, at the time of grant of a Stock Option or by amendment of an option agreement for a Stock Option, provide that Stock Options granted to or held by a Participant may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee, provided further that (a) any such transfer must be without consideration, (b) each transferee must be a member of such Participant’s “immediate family” or a trust, family limited partnership or other estate planning vehicle established for the exclusive benefit of one or more members of the Participant’s immediate family; and (c) such transfer is specifically approved by the Committee following the receipt of a written request for approval of the transfer. In the event a Stock Option is transferred as contemplated in this Section, such transfer shall become effective when approved by the Committee and such Stock Option may not be subsequently transferred by the transferee other than by will or the laws of descent and distribution. Any transferred Stock Option shall continue to be governed by and subject to the terms and conditions of this Plan and the relevant option agreement, and the transferee shall be entitled to the same rights as the Participant as if no transfer had taken place. As used in this Section, “immediate family” shall mean, with respect to any person, any spouse, child, stepchild or grandchild, and shall include relationships arising from legal adoption.

6.4 - COMPLIANCE WITH GOVERNMENT REGULATIONS

(a)	The Company shall not be required to issue or deliver shares or make payment upon any right granted under the Plan prior to complying with the requirements of any governmental authority in connection with the authorization, issuance, or sale of such shares.

(b)	The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts entered into and performed entirely in such State.

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(c)	Awards under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. Although the Company does not guarantee any particular tax treatment, to the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that is intended to comply with Section 409A of the Code, including regulations and any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

6.5 - RIGHTS AS A SHAREHOLDER

The recipient of any grant under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued, or book entry on the stock transfer records of the Company have been made, in the name of such recipient and are no longer subject to restriction.

6.6 - UNFUNDED PLAN

Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or separate funds. With respect to any payment not yet made to a Participant, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company.

6.7 - FOREIGN JURISDICTION

The Committee shall have the authority to adopt, amend, or terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of foreign countries in order to promote achievement of the purposes of the Plan.

6.8 - OTHER COMPENSATION PLANS

Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required.

6.9 - TERMINATION OF BOARD SERVICE--CERTAIN FORFEITURES; CLAW-BACK

Notwithstanding any other provision of the Plan (other than provisions regarding Change in Control, including without limitation Sections 3.4(d) and 4.7, which shall apply in all events), a Participant shall have no right to exercise any Stock Option or receive payment of any or Restricted Stock or RSU Award if the Participant is discharged from Board service for willful, deliberate, or gross misconduct as determined by the Committee in its sole discretion. Furthermore, in any such case and notwithstanding any other provision of the Plan to the contrary, in the event that a Participant received or is entitled to cash or the delivery or Vesting of Common Stock pursuant to an Award during the 12 month period prior to the Participant’s discharge from Board service, the Committee, in its sole discretion, may require the Participant to return or forfeit the cash and/or Common Stock received with respect to an Award (or its economic value as of: (a) the date of the exercise of Stock Options; (b) the date immediately following the end of the Restriction Period for Restricted Stock or RSU Awards or (c) the date of grant or payment with respect to Stock Awards, as the case may be). The Committee’s right to require forfeiture under this Section 6.9 must be exercised within 90 days after discharge from Board service.

In addition to the foregoing, the Company may subject this Plan and any Awards made hereunder to any “claw-back policy” adopted subsequent to the date of this Plan.

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ARTICLE VII.
AMENDMENT AND TERMINATION

7.1 - AMENDMENT AND TERMINATION

The Board of Directors or the Committee may modify, amend, or terminate the Plan at any time except that, to the extent then required by applicable law, rule, regulation, or applicable listing requirements for the Company’s Common Stock, approval of the holders of a majority of shares of Common Stock represented in person or by proxy at a meeting of the shareholders will be required to increase the maximum number of shares of Common Stock available for distribution under the Plan (other than increases due to adjustments in accordance with the Plan) or to “materially amend” the Plan under applicable listing requirements for the Company’s Common Stock. No modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under a grant previously made to such Participant without the consent of such Participant.

ARTICLE VIII.
EFFECTIVE DATE AND DURATION OF PLAN

8.1 - EFFECTIVE DATE AND DURATION OF PLAN

The Plan shall become effective as of the date of the Plan’s approval and adoption at the 2019 Annual Meeting of the shareholders on May 21, 2019. All Awards granted under the Plan must be granted within ten years from its approval date by the shareholders of the Company. Any Awards outstanding ten years after the adoption of the Plan may be exercised within the periods prescribed under or pursuant to the Plan.

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